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                                                                     EXHIBIT 4.6


                          REGISTRATION RIGHTS AGREEMENT


               REGISTRATION RIGHTS AGREEMENT dated as of ________ ___, 1998, by and between Del Monte Foods Company, a Delaware corporation (together with its successors, the "Company"), and TPG Partners, L.P. (together with its successors, the "Principal Stockholder") and TPG Parallel I, L.P. (together with its successors and the Principal Stockholder, the "Investors").

                                    RECITALS

               WHEREAS, the Company has filed a Registration Statement (as defined below) on Form S-1 under the Securities Act (as defined below) with respect to an initial public offering of shares of Common Stock (as defined below) by the Company, the Investors and certain other stockholders of the Company;

               WHEREAS, as of the date hereof, the Investors are the owners of [27,142,637] shares of Common Stock, and the Investors have agreed to facilitate such initial public offering; and

               WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Shares (as defined below) held from time to time by the Principal Stockholder and its Affiliates (as defined below), and the Company desires to indemnify each of the Investors against certain liabilities to which they may become subject as a result of their investment in the Company.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereof, the parties hereby agree as follows:

               1. Definitions. As used herein:

               "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act. The term "Affiliated" has a correlative meaning.

               "Agreement" means this Registration Rights Agreement, as the same shall be amended, modified or supplemented from time to time.

               "Claim" has the meaning specified in Section 6.3 hereof.

               "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.



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               "Common Stock" means (i) the Company's common stock, par value
$.01 per share, (ii) each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company, (iii) any class of capital stock or securities into which or for which the Company's common stock, par value $.01 per share, or any other class of capital stock or securities described in clause (ii) or (iii) may hereafter be changed, converted or exchanged or which are issued to holders of the Company's common stock, par value $.01 per share, or any other class of capital stock or securities described in clause (ii) or (iii) upon any reorganization, recapitalization, reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events.

               "Company" has the meaning specified in the preamble hereof.

               "Covered Documents" means this Agreement, each Registration Statement and each Periodic Report and any agreement or other document in furtherance of any of the foregoing.

               "Demand Registration" has the meaning assigned such term in
Section 2.1.

               "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Governmental Entity" means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case, whether federal, state, local or foreign.

               "Group" has the meaning specified in Rule 13d-5 under the Exchange Act.

               "Indemnified Parties" has the meaning specified in Section 6.1 hereof.

               "Indemnified Company Parties" has the meaning specified in
Section 6.2 hereof.

               "Investors" has the meaning specified in the preamble hereof.

               "Losses" has the meaning specified in Section 6.1 hereof.

               "Notice of Demand" has the meaning assigned such term in Section 2.1.

               "Periodic Report" means each periodic report or proxy statement filed by the Company with the Commission under the Exchange Act.

               "Person" or "Persons" means any individual, corporation, company, association, partnership, joint venture, trust or unincorporated organization or governmental entity.

               "Preemption Notice" has the meaning assigned such term in Section 2.3(a).



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               "Principal Stockholder" has the meaning specified in the preamble hereof.

               "Prospectus" means the prospectus included in the Registration Statement at each such time as such Registration Statement is filed with the Commission and at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

               "Registrable Shares" means the shares of Common Stock beneficially owned the Principal Stockholder and its Affiliates, and any other shares of Common Stock from time to time beneficially owned by or receivable from time to time upon the conversion, exchange or exercise of any other securities of the Company beneficially owned by the Principal Stockholder and its Affiliates and, prior to the termination of the Stockholders' Agreement, by any party (other than the Company or the Principal Stockholder or its Affiliates) to the Stockholders' Agreement. Registrable Shares shall cease to be such when (i) a Registration Statement with respect to the sale thereof shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) they shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of such distribution under the Securities Act or
(iv) they shall have ceased to be outstanding.

               "Registration Expenses" has the meaning assigned such term in
Section 4.

               "Registration Statement" means a registration statement of the Company, concerning the sale of its securities to the public, on an appropriate form under the Securities Act, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.

               "Representatives" means, with respect to any Person, any of such Person's officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

               "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Securities Laws" means the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and state and local "blue sky" securities laws.

               "Stockholders' Agreement" means the Stockholders' Agreement, dated as of April 18, 1997, as amended, by and among the Company (as successor thereunder), the Principal Stockholder and the other stockholders of the Company parties thereto.



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               2. Demand Registration.

               2.1. Requests for Registration. Subject to the terms of this Agreement, once in each nine-month period, the Principal Stockholder may request registration of some or all of its Registrable Shares under the Securities Act by the Company, provided that the Principal Stockholder and its Affiliates beneficially own collectively at least 5% of the outstanding shares of Common Stock as of the time of such request. A registration so requested is referred to herein as a "Demand Registration". Any request for a Demand Registration (each, a "Notice of Demand") shall specify (a) the amount of Registrable Shares proposed to be registered and (b) the intended method or methods and plan of disposition thereof, including whether such requested registration is to involve an underwritten offering. It is agreed that at any time when the Company is eligible to file a Registration Statement on Form S-3 (or any successor form), the Principal Stockholder may request that the Company file a Registration Statement pursuant to Rule 415 under the Securities Act to permit the offering of the Registrable Shares on a delayed or continuous basis. The Company shall give prompt written notice to the holders of all other Registrable Shares as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of the Registration Statement relating to such registration) and shall include in such Demand Registration all Registrable Shares with respect to which the Company has received written requests for inclusion within 15 days after delivery of such notice (it being understood that the foregoing is also intended to permit compliance by the Company with all applicable provisions of the Stockholders' Agreement, including, without limitation, the provisions of
Section 2.5(c) thereof, with all of which the Company shall comply). Subject to the terms and conditions hereof, each Demand Registration shall register the offer and sale of Registrable Shares for all cash consideration, and a Registration Statement in connection therewith shall permit the disposition of such Registrable Shares in accordance with the intended method or methods of disposition specified in the Notice of Demand.

               2.2. Demand Registration Expenses. The Company shall pay all Registration Expenses in connection with each Demand Registration, whether or not deemed effected pursuant to this Section 2.2. A registration requested pursuant to Section 2.1 shall be deemed to have been effected and to be as a Demand Registration, if and only if a Registration Statement with respect thereto has become effective under the Securities Act and remains effective during the period provided for in Section 3(b) below.

               2.3. Preemption. (a) If not more than 30 days prior to receipt of a Notice of Demand the Company shall have (i) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company, (ii) solicited bids for a primary offering of shares of Common Stock or (iii) otherwise reached an understanding with an underwriter with respect to a primary offering of shares of Common Stock, the Company may preempt the Demand Registration with such primary offering by delivering written notice of such intention (the "Preemption Notice") to the Principal Stockholder within five days after the Company has received the Notice of Demand. The period of preemption may be up to 30 days following the date of the Preemption Notice.




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               (b) If the Company preempts a Demand Registration, in the ensuing registration of the primary offering of Common Stock, the Company shall (i) as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of the related Registration Statement), give written notice to all holders of Registrable Shares of its intention to make such primary offering and of the right of such holders to register their Registrable Shares in connection therewith and (ii) register under such Registration Statement all Registrable Shares with respect to which the Company shall have received written requests therefor within 15 days after delivery of such written notice. If at any time after giving written notice of its intention to register a primary offering of Common Stock and prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register or to delay registration of such primary offering, the Company shall give prompt written notice of such determination to each holder of Registrable Shares and (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration, without prejudice, however, to the rights of holders of Registrable Shares entitled to do so to cause such registration to be effected pursuant to Section 2.1 and (y) in the case of a determination to delay the registration, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such primary offering.

               (c) Upon the Company's preemption of a registration requested pursuant to Section 2.1, such requested registration shall not be considered a Demand Registration. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to preempt a requested registration pursuant to this Section 2.3 more than once in any 12-month period.

               2.4. Priority. If a Demand Registration or any Registration Statement filed by the Company pursuant to Section 2.3(b) involves an underwritten offering and the managing underwriters advise the Board of Directors of the Company in writing that they believe that the total number of shares of Common Stock (including the Registrable Shares) is such as would have an adverse affect on the ability of the underwriters to effect the underwritten offering, then the Company shall include in such registration such number of shares of Common Stock which the Company is so advised can be sold in such offering. In accordance with the provisions of Section 2.5(c) of the Stockholders' Agreement, all sellers of Registrable Shares shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective number of shares of Common Stock as to which registration has been requested by such sellers.

               2.5. Restrictions. The Company may postpone for up to a total of 45 days the filing or the effectiveness of a Registration Statement for a Demand Registration if the Company reasonably believes in its good faith judgment that such Demand Registration would have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any material financing, merger, consolidation, tender offer or other significant transaction. Any such determination shall be evidenced by a resolution of the Board of Directors of the Company and delivered at such time to the Principal Stockholder. Notwithstanding any term of Section 2.3 or 2.5, in no event may the Company exercise the rights under Sections 2.3 or 2.5 to cause



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preemption or postponement of the filing of a Registration Statement or the effectiveness thereof for more than 60 consecutive days. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right to postpone the filing or effectiveness of a Registration Statement for a Demand Registration pursuant to this Section 2.5 more than once in any 12-month period.

               2.6. Selection of Underwriters. If a Demand Registration involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company.

               3. Registration Procedures. Whenever the Principal Stockholder shall have made a Notice of Demand, the Company shall use all reasonable and diligent efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method or methods of disposition thereof and, pursuant thereto, the Company shall as expeditiously as possible:

               (a) prepare and (as soon thereafter as possible but in any event no later than 90 days from the date a request for registration is made) file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause such Registration Statement to become effective, provided that as far in advance as practicable before filing a Registration Statement or Prospectus, or any amendments or supplements thereto, the Company shall furnish copies of all such documents proposed to be filed to counsel for the Principal Stockholder;

               (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the completion of the distribution of all Registrable Shares included therein, except in the case of a "shelf registration" for which such period shall be the earlier of two years or until the date on which all securities registered under such Registration Statement have been sold or withdrawn (excluding in each case any period during which any stop order, injunction or other order or requirement of the Commission or other governmental agency or court interfering with the Registration Statement is in effect with respect to such Registration Statement) and comply with the provisions of the applicable Securities Laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;


               (c) furnish to each seller of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such holder's Registrable Shares, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request to facilitate the disposition of its Registrable Shares under such Registration Statement;

               (d) use all reasonable and diligent efforts to register or qualify such Registrable Shares under such Securities Laws of such jurisdictions as the Principal Stockholder



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and its Affiliates reasonably request and keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable the sellers of Registrable Shares to consummate the disposition in such jurisdictions of such securities owned by such sellers; provided that the Company shall not be required to (i) qualify generally to do business as a foreign Company in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

               (e) as soon as practicable notify each seller of Registrable Shares at any time when a Prospectus relating thereto is required to be delivered under the applicable Securities Laws, upon discovery of or upon the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any such seller, the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that upon receipt of any notice delivered in accordance with the provisions of this
Section 3(e), each holder of Registrable Shares shall be deemed to have agreed that such holder shall forthwith discontinue such disposition of Registrable Shares pursuant to such Registration Statement and Prospectus until the receipt of the copies of the supplemented or amended Prospectus contemplated by this
Section 3(e) and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in its possession of the Prospectus relating to such Registrable Shares current at the time of receipt of such notice;

               (f) cause all such Registrable Shares to be listed, on or prior to the effective date of such Registration Statement, on each national securities exchange or national market on which shares of Common Stock are then listed;

               (g) enter into such agreements (including underwriting agreements) as the underwriters or their counsel reasonably request in order to expedite or facilitate the disposition of such Registrable Shares and, to the extent reasonably requested by the managing underwriters of any underwritten offering, send appropriate officers of the Company to attend "road shows" scheduled in connection with any such registration;

               (h) make available for inspection by the Principal Stockholder and its Affiliates, any underwriter participating in any sale or other disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Principal Stockholder and its Affiliates or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants (subject to any requesting party executing a "hold harmless" letter or any other document reasonably requested by such independent



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accountants to furnish such information) to supply all information reasonably requested by the Principal Stockholder and its Affiliates or any such underwriter, attorney, accountant or agent in connection with such Registration Statement (including the opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements) as shall be necessary, in the opinion of their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; and give the Principal Stockholder and its Affiliates, the underwriters and their respective attorneys, accountants or agents the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or each Prospectus filed with the Commission in connection therewith;

               (i) promptly notify each seller of Registrable Shares and each underwriter, if any:

                      (i) when such Registration Statement or any Prospectus used in connection therewith has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;

                      (ii) of any written comments from the Commission with respect to any filing referred to in clause (i) and of any written request by the Commission for amendments or supplements to such Registration Statement or Prospectus;

                      (iii) of the notification to the Company by the Commission or any other regulatory authority of its initiation of any proceeding with respect to, or of the issuance by the Commission or any other regulatory authority of, any stop order suspending the effectiveness of such Registration Statement; and

                      (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale under the applicable securities or blue sky laws of any jurisdiction;

and, in the case of clauses (ii), (iii) and (iv), promptly use all reasonable and diligent efforts (A) to respond satisfactorily to any such comments and to file promptly any necessary amendments or supplements, (B) to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued and (C) to obtain the withdrawal of any such suspension of qualification, respectively;

               (j) furnish to each seller of Registrable Shares a signed counterpart, addressed to such seller (and each underwriter, if any) of:

                      (i) an opinion of counsel to the Company, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller (and such underwriter); and



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                      (ii) a "comfort" letter, dated the effective date of such
Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, provided that such seller of Registrable Shares provides such accountants with such certificates as are reasonably and customarily requested by such accountants;

in each case covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements and other financial matters, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

               (k) otherwise use all reasonable and diligent efforts to comply with all applicable Securities Laws and make available to its security holders, as soon as reasonably practicable an earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; and

               (l) cooperate with the Principal Stockholder and its Affiliates and each underwriter or agent participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

               In the event the Company shall give any notice referred to in
Section 3(e) above, the period referred to in Section 3(b) above shall be extended by a number of days equal to the number of days during the period from the date of the giving of such notice to such sellers to and including the date when each such seller receives the copies of the supplemented or amended Prospectus contemplated by Section 3(e) above.

               4. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation
(a) all registration, filing and listing fees and all fees of the National Association of Securities Dealers, Inc., (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating, printing, messenger and delivery expenses, (d) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any "comfort letters" required by or incident to such performance and compliance, (e) the reasonable fees and disbursements of one legal counsel selected by the Principal Stockholder, (f) to the extent obtained, in the discretion of the Company, reasonable premiums and other reasonable costs of policies of insurance against liabilities arising out of the public offering of the Registrable Shares being registered, (g) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to any securities not being sold or otherwise disposed of by the Company) including, without limitation, reasonable fees and disbursements of counsel for the underwriter or underwriters or selling holders in connection with blue sky qualifications of the



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Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions and (h) reasonable fees and expenses of other Persons retained or employed by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company.

               5. Other Agreements. If requested by the underwriters for any underwritten offering pursuant to a Demand Registration, the Company shall enter into an underwriting agreement with such underwriter for such offering, such agreement to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type. In any such case, the Company shall allow the Principal Stockholder and its Affiliates and their counsel to participate in the negotiation of such underwriting agreement, and approve its terms, such approval not to be unreasonably withheld. Each of the holders of Registrable Shares participating in such registration shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Shares and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Shares thereunder. Any such holder of Registrable Shares shall not be required to make any representations or warranties to or agreements with the Company other than representations, warranties or agreements regarding such holder, such holder's Registrable Shares and such holder's intended method of distribution and any other representation required by law or as reasonably requested by the underwriters. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell its securities on the basis provided in such underwriting agreements and (ii) completes and executes all questionnaires, powers of attorney (which may contain customary terms regarding the minimum price of the Registrable Shares to be sold in the subject offering), custody agreements, indemnities and other documents reasonably required under the terms of such underwriting agreements.

               6. Indemnification and Contribution.

               6.1. Company Indemnification. The Company agrees to indemnify and hold harmless (i) each of the Investors, each member thereof, each limited or general partner of each such member, each limited or general partner of each such limited or general partner, each of their respective Affiliates and each of their respective Representatives (collectively, the "Indemnified Parties") from and against any and all losses, penalties, judgments, suits, costs, claims, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements but excluding taxes imposed as a result of being a direct or indirect owner of the Common Stock or realizing income or gain with respect thereto) (collectively, "Losses"), incurred by, imposed upon or asserted against any of the Indemnified Parties as a result of, relating to or arising out of, the breach of any representation, warranty, agreement or covenant made by the Company in any Covered Document or in any certificate delivered by the Company pursuant to any Covered Document (each of which shall be deemed to have been made for the benefit of such Investor); and (ii) each of the Indemnified Parties to the fullest extent permitted by law, against any and all Losses incurred by, imposed upon or asserted against any



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such Indemnified Party as a result of, relating to or arising out of any litigation, claims, suits or proceedings to which such Indemnified Party is made a party (other than as a plaintiff) or any penalties, costs, claims, liabilities, damages or expenses suffered by such Indemnified Party, in each case in its capacity as a direct or indirect holder or owner of shares of the Common Stock; provided that unless and until a final and non-appealable judicial determination shall be made that such Indemnified Party is not entitled to indemnification under clause (ii) above, each such Indemnified Party shall be reimbursed for all indemnified Losses under clause (ii) above as they are incurred; provided, further, that if a final and non-appealable judicial determination shall be made that such Indemnified Party is not entitled to be indemnified for Losses under clause (ii) above, such Indemnified Party shall repay to the Company the amount of such Losses for which the Company shall have reimbursed such Indemnified Party.

               6.2. Contribution.

               (a) To the extent the indemnification provided for in Section 6.1 hereof is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the indemnified party or parties on the other hand or (ii) if the allocation provided by clause (i) of this Section 6.3(a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) in this Section 6.3(a) but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the Commission by the Company, (x) the relative benefits received by the Company on the one hand and the Investors on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering of any securities registered thereunder the shares of Common Stock (before deducting expenses) received by the Company and the net proceeds from the offering of any shares of Common Stock (before deducting expenses) received by the Investors, bear to the aggregate public offering price of the securities registered thereunder, (y) the relative fault of the Company on the one hand and the Investors on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Investors and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (z) the Investors' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of shares of Common Stock they sell under any such Registration Statement, and not joint.

               (b) The Company and the Investors agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Investors were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6.2(a) hereof. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section

6.2(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in connection with any Registration Statement filed by the Company, none of the Investors shall be required to contribute any amount in excess of the net proceeds from the offering of the shares of Common Stock (before deducting expenses) received by such Investor under any Registration Statement, by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               6.3. Procedures. The following provisions shall apply to claims for Losses from claims by a third party ("Claim"). The indemnifying party shall have the absolute right, in its sole discretion and expense, to elect to defend, contest or otherwise protect against any such Claim with legal counsel of its own selection. The Indemnified Parties or the Indemnified Company Parties, as the case may be, shall have the right, but not the obligation, to participate, at their own expense, in the defense thereof through counsel of their own choice and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims they may have. The Indemnified Parties or the Indemnified Company Parties, as the case may be, shall, and shall cause their Affiliates to, at all times cooperate in all reasonable ways with, make their relevant files and records available for inspection and copying by, and make their employees available or otherwise render reasonable assistance to, the indemnifying party (i) in its defense of any action for which indemnity is sought hereunder; and (ii) its prosecution under the last sentence of this section of any related claim, cross-complaint, counterclaim or right of subrogation. In the event the indemnifying party fails timely to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnified Parties or the Indemnified Company Parties, as the case may be, shall have the right, but not the obligation, to defend, contest, assert cross-claims or counterclaims or otherwise protect against the same. No claim or action subject hereto may be settled unless the Indemnified Parties or the Indemnified Company Parties, as the case may be, and the indemnifying party consent thereto, such consent not to be unreasonably withheld. The indemnifying party shall be subrogated to the claims or rights of the Indemnified Parties or the Indemnified Company Parties, as the case may be, as against any other Persons with respect to any Loss paid by the indemnifying party under this section.

               7. Miscellaneous.

               7.1. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that, as of the date hereof, the rights granted to the holders of Registrable Shares hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

               7.2. Authority; Enforceability. Each party has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. Each party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action, and no other act or proceeding, corporate or otherwise, on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by each party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity).

               7.3. Amendments and Waivers. This Agreement may be amended, supplemented or modified at any time, and any term or condition of the Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof, in each case by a written instrument duly executed by each of the parties hereto, in the case of any such amendment, supplement or modification, or by the party waiving such term or condition, in the case of any such waiver. No waiver by any party of any term or condition of this Agreement, in one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Agreement on any future occasion.

               7.4. Successors and Assigns. The terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person (other than each other Person entitled to indemnity or contribution under Section 6 hereof and, prior to the termination of the Stockholders' Agreement, the parties thereto) any right, remedy or claim under or by virtue of this Agreement.

               7.5. Assignment. Except by operation of law, this Agreement shall not be assigned by any party without the prior written consent of the other parties hereto; provided that each of the Investors may assign its rights under
Section 6 hereof to any Affiliate to which such Investor may transfer its ownership of all or any of its Common Stock without such prior written consent. Any assignment made in violation of the foregoing shall be null and void for all purposes.

               7.6. Term. Section 6 hereof shall remain in effect with respect to an Investor so long as such Investor may, in the reasonable judgment of counsel for such Investor as evidenced by a written opinion to such effect, constitute a "controlling person" with respect to the Company, or be part of a Group that may constitute such a "controlling person", within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act; provided that the termination of Section 6 hereof shall not be effective as to any Loss or Claim that relates to any Covered Document that was executed or filed, or to any related facts that arose, while Section 6 shall have been in effect, and as to each of such Losses and Claims the parties' rights and obligations hereunder shall survive.

               7.7. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

               7.8. Notices. All notices, requests and other communications hereunder must be in writing and shall be deemed to have been duly given only if
(a) delivered personally, (b) given by facsimile transmission, (c) mailed by FedEx or other nationally recognized courier service or (d) mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:


               If to the Company, to:

               Del Monte Foods Company
               One Market
               San Francisco, California 94105
               Attention: William R. Sawyers, Esq.
               Facsimile No.: (415) 247-3263
               If to the Investors, to:

               c/o TPG Advisors, Inc.
               201 Main Street, Suite 2420
               Fort Worth, Texas  76102
               Attention:  Richard A. Ekleberry, Esq.
               Facsimile No.:  817-871-4088

               7.9. CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

               7.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        The parties hereto have executed this Agreement on the date first set forth above.


                                       DEL MONTE FOODS COMPANY


                                       By_______________________________________
                                         Name:
                                         Title:




                                       TPG PARTNERS, L.P.


                                       By:   TPG GenPar, L.P.
                                       By:   TPG Advisors, L.P.


                                       By_______________________________________
                                         Name:
                                         Title:




                                       TPG PARALLEL I, L.P.


                                       By:   TPG GenPar, L.P.
                                       By:   TPG Advisors, L.P.


                                       By_______________________________________
                                         Name:
                                         Title: